EXHIBIT 15.1

PRIOR PERFORMANCE TABLES

The following prior performance tables provide information relating to the real estate investment programs sponsored by Cottonwood Residential, Inc., Cottonwood Residential O.P., LP and their affiliates, collectively referred to herein as the “prior real estate programs.” These programs were not prior programs of Cottonwood Multifamily REIT I, Inc. Cottonwood Residential, Inc. is a real estate investment trust that, through its affiliates and subsidiaries, provides real estate investment and management services. The prior programs had investment objectives that were not similar to those of Cottonwood Multifamily REIT I, Inc.

This information should be read together with the summary of information included in the “Prior Performance Summary” section of this prospectus.

INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING, IN ANY MANNER, THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING OUR SHARES, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PROGRAM.

Description of the Tables

All information contained in the Tables in this Exhibit 15.1 is as of October 31, 2015. The following tables are included herein:

Table III – Annual Operating Results of Prior Real Estate Programs

Table IV – Operating Results of Prior Real Estate Programs Which Have Completed Operations

We have not included in this Exhibit 15.1 Table I (Experience in Raising and Investing Funds), Table II (Compensation to Sponsor) or Table V (Sale or Disposition of Properties by Prior Real Estate Programs) because the information contained in these tables is not applicable to the prior programs.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending October 31, 2015. All figures are as of October 31, 2015 (amounts in thousands).

	October 31,	December 31,
Pavilions	2015	2014	2013	2012	2011	2010
Summary Balance Sheet Data:
Total Assets (before depreciation)	30,555	29,732	29,344	29,335	28,921	—
Total Assets (after depreciation)	25,564	25,806	26,659	27,782	28,387	—
Liabilities	19,966	20,153	20,458	20,780	21,030	—

	Ten Months
	Ended October 31,	Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Summary Income Statement Data:
Gross Revenues	2,961	3,328	3,035	3,246	1,588	—
Operating Expenses	(931)	(1,095)	(1,088)	(1,021)	(432)	—

Operating Income	2,030	2,233	1,947	2,225	1,156	—
Interest Expense	(881)	(1,074)	(1,090)	(1,109)	(563)	—
Non-operating Including Depreciation and Amortization	(1,103)	(1,284)	(1,190)	(1,029)	(578)	—

Net Income	46	(125)	(333)	87	15	—
Summary Cash Flows Data:
Cash Generated from Operating Activities	1,149	1,159	857	1,116	593	—
Cash Generated from Investing Activities	(216)	(448)	(102)	(525)	(160)	—
Cash Generated from Financing Activities	(274)	(312)	(296)	(277)	(110)	—

Total Cash Generated	659	399	459	314	323	—
Amount and Source of Distributions
Cash Distributions Paid to Investors (1)	100	423	468	440	175	—

Notes to Table III

(1)	Cash distributions may exceed cash generated due to funds set aside for capital improvements.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending October 31, 2015. All figures are as of October 31, 2015 (amounts in thousands).

	October 31,	December 31,
Lily Flagg	2015	2014	2013	2012	2011	2010
Summary Balance Sheet Data:
Total Assets (before depreciation)	24,304	23,877	23,495	23,154	23,000	—
Total Assets (after depreciation)	20,138	20,526	21,089	21,639	22,341	—
Liabilities	15,752	15,830	16,228	16,358	16,438	—

	Ten Months Ended October 31,	Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Summary Income Statement Data:
Gross Revenues	2,696	3,197	3,250	3,187	2,574	—
Operating Expenses	(1,220)	(1,424)	(1,380)	(1,335)	(1,058)	—

Operating Income	1,476	1,773	1,870	1,852	1,516	—
Interest Expense	(690)	(841)	(854)	(872)	(733)	—
Non-operating Including Depreciation and Amortization	(884)	(948)	(951)	(964)	(766)	—

Net Income	(98)	(16)	65	16	17	—
Summary Cash Flows Data:
Cash Generated from Operating Activities	786	932	1,016	980	783	—
Cash Generated from Investing Activities	(178)	(177)	(414)	(103)	(158)	—
Cash Generated from Financing Activities	(220)	(251)	(238)	(223)	(142)	—

Total Cash Generated	388	504	364	654	483	—
Amount and Source of Distributions
Cash Distributions Paid to Investors (1)	212	149	484	637	475	—

Notes to Table III

(1)	Cash distributions may exceed cash generated due to funds set aside for capital improvements.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending October 31, 2015. All figures are as of October 31, 2015 (amounts in thousands).

	October 31,	December 31,
Waterford Creek	2015	2014	2013	2012	2011	2010
Summary Balance Sheet Data:
Total Assets (before depreciation)	18,320	17,908	17,944	17,881	—	—
Total Assets (after depreciation)	16,106	16,232	16,887	17,421	—	—
Liabilities	12,772	12,832	12,913	12,879	—	—

	Ten Months Ended October 31,	Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Summary Income Statement Data:
Gross Revenues	2,141	2,436	2,333	1,712	—	—
Operating Expenses	(997)	(1,093)	(1,080)	(809)	—	—

Operating Income	1,144	1,343	1,253	903	—	—
Interest Expense	(412)	(501)	(502)	(394)	—	—
Non-operating Including Depreciation and Amortization	(579)	(679)	(671)	(565)	—	—

Net Income	153	163	80	(56)	—	—
Summary Cash Flows Data:
Cash Generated from Operating Activities	732	842	751	509	—	—
Cash Generated from Investing Activities	(435)	(126)	(115)	(124)	—	—
Cash Generated from Financing Activities	(186)	(90)	—	—	—	—

Total Cash Generated	111	626	636	385	—	—
Amount and Source of Distributions
Cash Distributions Paid to Investors (1)	222	736	649	324	—	—

Notes to Table III

(1)	Cash distributions may exceed cash generated due to funds set aside for capital improvements.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending October 31, 2015. All figures are as of October 31, 2015 (amounts in thousands).

	October 31,	December 31,
Appling Lakes	2015	2014	2013	2012	2011	2010
Summary Balance Sheet Data:
Total Assets (before depreciation)	29,009	28,550	28,078	27,896	—	—
Total Assets (after depreciation)	25,525	25,955	26,506	27,301	—	—
Liabilities	20,099	20,408	20,588	20,539	—	—

	Ten Months Ended October 31,	Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Summary Income Statement Data:
Gross Revenues	2,892	3,402	3,377	1,917	—	—
Operating Expenses	(1,166)	(1,396)	(1,479)	(875)	—	—

Operating Income	1,726	2,006	1,898	1,042	—	—
Interest Expense	(589)	(718)	(720)	(425)	—	—
Non-operating Including Depreciation and Amortization	(1,088)	(1,200)	(1,181)	(754)	—	—

Net Income	49	88	(3)	(137)	—	—
Summary Cash Flows Data:
Cash Generated from Operating Activities	1,137	1,288	1,178	617	—	—
Cash Generated from Investing Activities	(264)	(486)	(270)	(132)	—	—
Cash Generated from Financing Activities	(311)	(181)	—	—	—	—

Total Cash Generated	562	621	908	485	—	—
Amount and Source of Distributions
Cash Distributions Paid to Investors (1)	170	458	788	435	—	—

Notes to Table III

(1)	Cash distributions may exceed cash generated due to funds set aside for capital improvements.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending October 31, 2015. All figures are as of October 31, 2015 (amounts in thousands).

	October 31,	December 31,
Midtown Crossing	2015	2014	2013	2012	2011	2010
Summary Balance Sheet Data:
Total Assets (before depreciation)	24,659	24,350	23,928	—	—	—
Total Assets (after depreciation)	23,006	23,424	23,828	—	—	—
Liabilities	11,126	11,279	11,309	—	—	—

	Ten Months Ended October 31,	Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Summary Income Statement Data:
Gross Revenues	1,973	2,257	302	—	—	—
Operating Expenses	(799)	(897)	(125)	—	—	—

Operating Income	1,174	1,360	177	—	—	—
Interest Expense	(368)	(450)	(73)	—	—	—
Non-operating Including Depreciation and Amortization	(763)	(956)	(131)	—	—	—

Net Income	43	(46)	(27)	—	—	—
Summary Cash Flows Data:
Cash Generated from Operating Activities	806	910	104	—	—	—
Cash Generated from Investing Activities	(275)	(565)	(23)	—	—	—
Cash Generated from Financing Activities	(168)	(194)	—	—	—	—

Total Cash Generated	363	151	81	—	—	—
Amount and Source of Distributions
Cash Distributions Paid to Investors (1)	306	329	54	—	—	—

Notes to Table III

(1)	Cash distributions may exceed cash generated due to funds set aside for capital improvements.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending October 31, 2015. All figures are as of October 31, 2015 (amounts in thousands).

	October 31,	December 31,
Brook Highland Place	2015	2014	2013	2012	2011	2010
Summary Balance Sheet Data:
Total Assets (before depreciation)	28,482	27,853	27,343	—	—	—
Total Assets (after depreciation)	26,257	26,440	26,816	—	—	—
Liabilities	16,307	16,426	16,626	—	—	—

	Ten Months Ended October 31,	Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Summary Income Statement Data:
Gross Revenues	3,190	3,822	2,237	—	—	—
Operating Expenses	(1,712)	(1,860)	(1,120)	—	—	—

Operating Income	1,478	1,962	1,117	—	—	—
Interest Expense	(474)	(580)	(346)	—	—	—
Non-operating Including Depreciation and Amortization	(928)	(979)	(699)	—	—	—

Net Income	76	403	72	—	—	—
Summary Cash Flows Data:
Cash Generated from Operating Activities	1,004	1,382	771	—	—	—
Cash Generated from Investing Activities	(534)	(619)	(260)	—	—	—
Cash Generated from Financing Activities	(271)	(314)	(152)	—	—	—

Total Cash Generated	199	449	359	—	—	—
Amount and Source of Distributions
Cash Distributions Paid to Investors (1)	139	580	474	—	—	—

Notes to Table III

(1)	Cash distributions may exceed cash generated due to funds set aside for capital improvements.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending October 31, 2015. All figures are as of October 31, 2015 (amounts in thousands).

	October 31,	December 31,
Toscana	2015	2014	2013	2012	2011	2010
Summary Balance Sheet Data:
Total Assets (before depreciation)	31,218	—	—	—	—	—
Total Assets (after depreciation)	30,923	—	—	—	—	—
Liabilities	19,797	—	—	—	—	—

	Ten Months Ended October 31,	Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Summary Income Statement Data:
Gross Revenues	758	—	—	—	—	—
Operating Expenses	(381)	—	—	—	—	—

Operating Income	377	—	—	—	—	—
Interest Expense	(219)	—	—	—	—	—
Non-operating Including Depreciation and Amortization	(735)	—	—	—	—	—

Net Income	(577)	—	—	—	—	—
Summary Cash Flows Data:
Cash Generated from Operating Activities	158	—	—	—	—	—
Cash Generated from Investing Activities	(28)	—	—	—	—	—
Cash Generated from Financing Activities	84	—	—	—	—	—

Total Cash Generated	214	—	—	—	—	—
Amount and Source of Distributions
Cash Distributions Paid to Investors (1)	—	—	—	—	—	—

Notes to Table III

(1)	Cash distributions may exceed cash generated due to funds set aside for capital improvements.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending October 31, 2015. All figures are as of October 31, 2015 (amounts in thousands).

	October 31,	December 31,
Scott Mountain	2015	2014	2013	2012	2011	2010
Summary Balance Sheet Data:
Total Assets (before depreciation)	40,318	—	—	—	—	—
Total Assets (after depreciation)	39,747	—	—	—	—	—
Liabilities	23,967	—	—	—	—	—

	Ten Months Ended October 31,	Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Summary Income Statement Data:
Gross Revenues	1,226	—	—	—	—	—
Operating Expenses	(474)	—	—	—	—	—

Operating Income	752	—	—	—	—	—
Interest Expense	(295)	—	—	—	—	—
Non-operating Including Depreciation and Amortization	(1,056)	—	—	—	—	—

Net Income	(599)	—	—	—	—	—
Summary Cash Flows Data:
Cash Generated from Operating Activities	457	—	—	—	—	—
Cash Generated from Investing Activities	(96)	—	—	—	—	—
Cash Generated from Financing Activities	6,643	—	—	—	—	—

Total Cash Generated	7,004	—	—	—	—	—
Amount and Source of Distributions
Cash Distributions Paid to Investors (1)	6,659	—	—	—	—	—

Notes to Table III

(1)	Cash distributions may exceed cash generated due to funds set aside for capital improvements.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending October 31, 2015. All figures are as of October 31, 2015 (amounts in thousands).

	October 31,	December 31,
Courtney Oaks	2015	2014	2013	2012	2011	2010
Summary Balance Sheet Data:
Total Assets (before depreciation)	38,313	—	—	—	—	—
Total Assets (after depreciation)	37,818	—	—	—	—	—
Liabilities	24,470	—	—	—	—	—

	Ten Months Ended October 31,	Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Summary Income Statement Data:
Gross Revenues	1,165	—	—	—	—	—
Operating Expenses	(436)	—	—	—	—	—

Operating Income	729	—	—	—	—	—
Interest Expense	(350)	—	—	—	—	—
Non-operating Including Depreciation and Amortization	(1,175)	—	—	—	—	—

Net Income	(796)	—	—	—	—	—
Summary Cash Flows Data:
Cash Generated from Operating Activities	379	—	—	—	—	—
Cash Generated from Investing Activities	(96)	—	—	—	—	—
Cash Generated from Financing Activities	7,391	—	—	—	—	—

Total Cash Generated	7,674	—	—	—	—	—
Amount and Source of Distributions
Cash Distributions Paid to Investors (1)	7,542	—	—	—	—	—

Notes to Table III

(1)	Cash distributions may exceed cash generated due to funds set aside for capital improvements.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending October 31, 2015. All figures are as of October 31, 2015 (amounts in thousands).

	October 31,	December 31,
Sanctuary	2015	2014	2013	2012	2011	2010
Summary Balance Sheet Data:
Total Assets (before depreciation)	53,325	—	—	—	—	—
Total Assets (after depreciation)	52,826	—	—	—	—	—
Liabilities	34,792	—	—	—	—	—

	Ten Months Ended October 31,	Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Summary Income Statement Data:
Gross Revenues	1,484	—	—	—	—	—
Operating Expenses	(661)	—	—	—	—	—

Operating Income	823	—	—	—	—	—
Interest Expense	(192)	—	—	—	—	—
Non-operating Including Depreciation and Amortization	(1,243)	—	—	—	—	—

Net Income	(612)	—	—	—	—	—
Summary Cash Flows Data:
Cash Generated from Operating Activities	631	—	—	—	—	—
Cash Generated from Investing Activities	(59)	—	—	—	—	—
Cash Generated from Financing Activities	—	—	—	—	—	—

Total Cash Generated	572	—	—	—	—	—
Amount and Source of Distributions
Cash Distributions Paid to Investors (1)	—	—	—	—	—	—

Notes to Table III

(1)	Cash distributions may exceed cash generated due to funds set aside for capital improvements.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending October 31, 2015. All figures are as of October 31, 2015 (amounts in thousands).

	October 31,	December 31,
Summer Park	2015	2014	2013	2012	2011	2010
Summary Balance Sheet Data:
Total Assets (before depreciation)	40,636	—	—	—	—	—
Total Assets (after depreciation)	39,443	—	—	—	—	—
Liabilities	20,511	—	—	—	—	—

	Ten Months Ended October 31,	Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Summary Income Statement Data:
Gross Revenues	1,104	—	—	—	—	—
Operating Expenses	(423)	—	—	—	—	—

Operating Income	681	—	—	—	—	—
Interest Expense	(271)	—	—	—	—	—
Non-operating Including Depreciation and Amortization	(219)	—	—	—	—	—

Net Income	191	—	—	—	—	—
Summary Cash Flows Data:
Cash Generated from Operating Activities	410	—	—	—	—	—
Cash Generated from Investing Activities	(35)	—	—	—	—	—
Cash Generated from Financing Activities	(103)	—	—	—	—	—

Total Cash Generated	272	—	—	—	—	—
Amount and Source of Distributions
Cash Distributions Paid to Investors (1)	506	—	—	—	—	—

Notes to Table III

(1)	Cash distributions may exceed cash generated due to funds set aside for capital improvements.

TABLE IV

OPERATING RESULTS OF COMPLETED PRIOR PROGRAMS

(UNAUDITED)

Table IV presents information regarding the operating results of prior real estate programs that have completed operations (no longer hold properties) during the five years ended October 31, 2015. All amounts resented are as of October 31, 2015.

	Blue Swan	Northwest Corners	Scott Mountain	Tramore Village	Valencia Park	Water Song

Aggregate Dollar Amount Raised	$8,818,000	$8,140,000	$10,020,000	$11,410,000	$12,530,000	$6,510,000
Duration of Program (Months)	85	114	116	114	108	93
Date of Program Closing	October 1, 2015	March 26, 2015	June 5, 2015	June 19, 2015	March 24, 2015	November 13, 2014
Total Compensation Paid to Sponsor (3)	$907,843	$3,006,664	$2,170,770	$3,531,866	$1,985,768	$1,528,435
Median Annual Leverage	54%	60%	61%	65%	67%	55%
Annualized Return on Investment	6.7%	2.9%	11.6%	-1.2%	-12.1%	0.3%

(3)	Includes acquisition fees, property and asset management fees, disposition fees, financing fees, and other ancillary services. A portion of these fees are used to reimburse costs incurred by the Sponsor.